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                                       TABLE OF CONTENTS


                                                                                          Page
1.      THE MERGER.........................................................................  2
        1.1    The Merger..................................................................  2
        1.2    Effective Time..............................................................  3
        1.4    Certificate of Incorporation and Bylaws of the Surviving Corporation........  3
        1.5    Directors of the Surviving Corporation......................................  4
        1.6    Effects of the Merger.......................................................  4

2.      STATUS AND CONVERSION OF SECURITIES................................................  5
        2.3    Employment Agreements.......................................................  7
        2.4    Other Transactions at Closing...............................................  8

3.      REPRESENTATIONS AND WARRANTIES OF METRO AND THE SHAREHOLDERS.......................  8
        3.1    Organization and Qualification..............................................  9
        3.2    Capitalization..............................................................  9
        3.3    Financial Condition......................................................... 10
        3.4    Tax and Other Liabilities................................................... 11
        3.5    Litigation and Claims....................................................... 14
        3.6    Properties.................................................................. 14
        3.7    Contracts and Other Instruments............................................. 16
        3.8    Employees................................................................... 16
        3.9    Patents, Trademarks, Et Cetera.............................................. 17
        3.10   Questionable Payments....................................................... 18
        3.11   Authority to Merge.......................................................... 18
        3.12   Nondistributive Intent...................................................... 20

4.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.................................... 20
        4.1    Organization................................................................ 20
        4.2    Validity of Shares.......................................................... 21
        4.3    Authority to Merge.......................................................... 21

5.      CONDITIONS TO OBLIGATIONS OF THE PURCHASER......................................... 22
        5.1    Accuracy of Representations and Compliance With Conditions.................. 22
        5.2    Opinion of Counsel.......................................................... 23
        5.3    Other Closing Documents..................................................... 24
        5.4    Legal Action................................................................ 24
        5.5    No Governmental Action...................................................... 24
        5.6    Contractual Consents Needed................................................. 25
        5.7    Material Adverse Change..................................................... 25

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
                                                                                          Page
6.      CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS...................... 26
        6.1    Accuracy of Representations and Compliance With Conditions.................. 26
        6.2    Legal Action................................................................ 26
        6.5    Contractual Consents........................................................ 27
        6.6    Opinion of Counsel.......................................................... 28

7.      COVENANTS OF THE COMPANY AND THE SHAREHOLDERS...................................... 29
        7.1    Access...................................................................... 29
        7.2    Conduct of Business......................................................... 29
        7.3    Advice of Changes........................................................... 30
        7.4    Public Statements........................................................... 30
        7.5    Other Proposals............................................................. 31
        7.6    Voting by Shareholders...................................................... 32

8.      COVENANTS OF THE PURCHASER......................................................... 32
        8.1    Confidentiality............................................................. 32
        8.2    SEC Filings................................................................. 33
        8.3    NASDAQ Listing.............................................................. 33
        8.4    Election of Officers.  ..................................................... 33
        8.5    Voting of Securities........................................................ 34
        8.6    Registration Rights......................................................... 34
        8.7    Tax Matters................................................................. 34

9.      INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY................................ 34
        9.1    Indemnification............................................................. 34
        9.2    Survival.................................................................... 36

10.     MISCELLANEOUS...................................................................... 37
        10.1   Brokerage Fees.............................................................. 37
        10.2   Further Actions............................................................. 37
        10.3   Submission to Jurisdiction.................................................. 37
        10.4   Merger; Modification........................................................ 38
        10.5   Notices..................................................................... 38
        10.6   Waiver...................................................................... 39
        10.7   Guaranty.................................................................... 39
        10.8   Binding Effect.............................................................. 39
        10.9   No Third-Party Beneficiaries................................................ 40
        10.10  Separability................................................................ 40
        10.11  Headings.................................................................... 40
        10.12  Counterparts; Governing Law................................................. 40



                                      -ii-




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                                                                  EXECUTION COPY

               AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") made and entered into as of the 1st day of October 1996, by and among ALL-COMM MEDIA CORPORATION, a Nevada corporation ("All-Comm" or the "Purchaser"); METRO MERGER CORP., a New York corporation and a wholly-owned subsidiary of All-Comm ("Merging Subsidiary"); METRO SERVICES GROUP, INC., a New York corporation ("Metro" or "the Company"); J. JEREMY BARBERA an individual ("Barbera"); JANET SAUTKULIS, an individual; ("Sautkulis"); and ROBERT M. BUDLOW, an individual ("Budlow"; together with Barbera and Sautkulis, the "Shareholders").

                              W I T N E S S E T H:

               WHEREAS, All-Comm, Merging Subsidiary, Metro and the Shareholders deem it to be desirable and in the best interests of each corporation that All-Comm acquire Metro such that all of the issued and outstanding shares of capital stock of Metro be acquired by All-Comm pursuant to a merger as described herein;

               WHEREAS, All-Comm has formed Metro Merger Corp. as a wholly-owned subsidiary ("Merging Subsidiary") under the Business Corporation Law of the State of New York (the "BCL") for the purpose of merging it with Metro pursuant to the applicable provisions of the BCL and the terms of this Merger Agreement;

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              WHEREAS,   subject  to the terms  and  conditions  of this  Merger
Agreement, All-Comm and Metro desire to cause Merging Subsidiary to be merged with and into Metro, Metro and Merging Subsidiary shall be referred to herein as the "Constituent Corporations"; and

              WHEREAS, it  is  the  express  intention   of   All-Comm,  Merging
Subsidiary and Metro that this Merger Agreement constitute a plan of reorganization intended to qualify for federal income tax purposes as a "reorganization" within the meaning of IRC Sections 368(a)(1)(A) and 368(a)(2)(E):

              NOW, THEREFORE, in consideration of the premises, representations, warranties and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.             THE MERGER.

               1.1  THE MERGER.

                    At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement, Merging Subsidiary shall be merged with and into Metro (the "Merger") in accordance with the BCL. Metro shall be the surviving corporation (the "Surviving Corporation") in the Merger. As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Article 2.

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               1.2  EFFECTIVE TIME.

                    At the Closing (as defined in Section 1.3), a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by Metro and Merging Subsidiary and thereafter delivered to the Secretary of State of the State of New York (the "Secretary") on, or as soon as practicable after, the Closing Date (as defined in Section 1.3). The Merger shall become effective at the time of the filing of the Certificate of Merger with the Secretary (the date and time of such filing being referred to herein as the "Effective Time").

               1.3  CLOSING.

                    The closing of the Merger (the "Closing") will take place at the offices of Camhy Karlinsky & Stein, 1740 Broadway, New York, New York 10019-4315, on October 9, 1996 or at such other place as the parties hereto mutually agree, on a date and at a time to be specified by the parties, which shall in no event be later than 10:00 a.m., local time, provided that the closing conditions set forth in Article 5 have been satisfied or, if permissible, waived in accordance with this Merger Agreement, or on such other date as the parties hereto mutually agree (the "Closing Date").

               1.4 CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.

                    At the Effective Time, (i) the Certificate of Incorporation of Metro as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (ii) the Bylaws of Metro as in effect immediately prior to the Effective Time

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shall be the Bylaws of the Surviving  Corporation  until  thereafter  amended as provided by law, the Certificate of Incorporation of the Surviving Corporation, and such Bylaws.

               1.5  DIRECTORS OF THE SURVIVING CORPORATION.

                    From and after the Effective Time, the directors of the Surviving Corporation shall be Barbera, Budlow and William Savage. The directors of the Surviving Corporation shall serve until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. All-Comm covenants and agrees that for a period of seven years from the Effective Time the Board of Directors of Metro shall consist of three persons one of whom shall be designated by each of Barbera, Budlow and All-Comm, provided that such covenant shall terminate once the Shareholders collectively own less than 1,000,000 shares of common stock of All-Comm stock (which threshold amount shall be adjusted to reflect any stock split, stock dividend or other recapitalization event). In addition, within the first sixty days of each fiscal year commencing July 1, 1997 the Board of Directors of Metro shall adopt a budget for Metro for such fiscal year, which budget must be approved by the Board of Directors of All-Comm, which approval may not be unreasonably withheld. The parties hereto agree that the covenant described in the preceding section shall terminate in the event that the actual revenue and the actual net income for such fiscal year are less than 90% of the budgeted amounts.

               1.6  EFFECTS OF THE MERGER.

                    Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the BCL.

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2.             STATUS AND CONVERSION OF SECURITIES.

               2.1  STOCK OF METRO.

                    (a) METRO. Each share of common stock, without par value, of Metro ("Metro Common Stock") issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive (i) the number of shares of common stock, par value $0.01 per share, of All-Comm ("All-Comm Common Stock") determined pursuant to this paragraph (the "Stock Consideration"), except that any shares of Metro Common Stock held in Metro's treasury or owned by Metro or Merging Subsidiary at the Effective Time shall be cancelled without payment of any consideration thereof (ii) and a negotiable promissory note in the form attached hereto as Exhibit A (the "Note") in the aggregate principal amount of $10,000. The Notes shall be due and payable in full together with interest thereon at the annual rate of 6% on June 30, 1998 subject to earlier repayment, at the option of the holder upon the completion by the Company of a public offering of its equity securities. The parties acknowledge that the Stock Consideration of 18,140 shares was determined by dividing Seven Million Two Hundred and Fifty Sixty Thousand Dollars by four dollars $4.00 (the agreed upon valuation of the share of All-Comm Common Stock) and by dividing the result by One Hundred (100). The Note shall be convertible on or before maturity at the option of the holder thereof into shares of All-Comm Stock at an exchange rate of $5.38 per share. All-Comm shall deposit Five Hundred Thousand Dollars ($500,000) in cash into an escrow account as security for the Note, pursuant to the terms of an escrow agreement to be agreed upon between the Shareholders and All-Comm. Such escrow agreement shall

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provide that upon conversion or repayment of one or more of the Notes a pro-rata portion of the amount held in escrow will be returned to All-Comm.

                    (b)   EXCHANGE OF METRO COMMON STOCK.

                          At the Effective  Time,  All-Comm shall deliver to its
transfer agent instructions to forthwith issue from its authorized but unissued shares and distribute to holders of certificates representing shares of Metro Common Stock, upon surrender to All-Comm of such certificates for cancellation, together with a duly-executed stock power, if applicable, one or more certificates representing the number of whole shares of All-Comm Common Stock into which the shares represented by the certificate(s) shall have been converted pursuant to Sections 2.1(a) and the certificate(s) so surrendered shall be cancelled. Such instructions shall be accompanied by an opinion of All-Comm's counsel, sufficient in form and scope to cause the transfer agent to comply with All-Comm's instructions. Upon surrender of his or her Metro shares, each shareholder of Metro prior to the Effective Time shall be deemed the owner of the number of All-Comm shares and the principal amount of Notes into which such Metro shares are to be converted pursuant hereto.

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                    (c) After the  Effective  Time,  there  shall be no  further registration  of  transfers  on  the  stock  transfer  books  of  the  Surviving
Corporation  of  the  shares  of  Metro  Common  Stock  that  were   outstanding
immediately prior to the Effective Time. As of the Effective Time, the holders of certificates representing shares of Metro Common Stock shall cease to have any rights as shareholders of Metro, except such rights, if any, as they may have pursuant to New York law. Except as provided above, until such certificates are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of All-Comm Common Stock into which the shares of Metro Common Stock have been converted by the Merger as provided in Sections 2.1(a) hereof.

                    (d) DISSENTERS' RIGHTS. All of the Shareholders hereby waive any dissenters' rights under New York Law.

               2.2  STOCK OF MERGING SUBSIDIARY.

                    Each share of common stock, par value $.01 per share of Merging Subsidiary shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Metro Common Stock, which will be registered in the name of All-Comm.

               2.3  EMPLOYMENT AGREEMENTS.

                    At the Closing and as a condition to the Closing, the Company shall have entered into employment agreements with each of Barbera, Sautkulis and Budlow (the "Employment Agreements"), substantially in the form of Exhibit B hereto. The Employment

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Agreements  shall be for a period of three (3) years and shall be  renewable  as provided therein for an additional three (3) year period. The Employment Agreements will contain non-competition provisions.

               2.4  OTHER TRANSACTIONS AT CLOSING.

                    In addition to the transactions referred to in this Article 1 above, at the Closing, Metro shall deliver to the Purchaser the following:

               (a) The minute books, stock certificate books, stock transfer ledgers, and corporate seals of the Company;

               (b) Resignations of all officers and directors of the Company, except as otherwise contemplated by Sections 1.5 and 8.4;

               (c) Certificates of Good Standing, with "bring down" telegrams or similar documentation, as to the Company issued by the appropriate governmental authorities of the State of New York and each state in which the Company is qualified to do business;

               (d) Certified copy of the Certificate of Incorporation of the Company, and all amendments thereto, certified by the Secretary of State of the State of New York; and

               (e) A copy of Bylaws of the Company, certified by the secretary or assistant secretary thereof as being true, complete, and correct.

3.             REPRESENTATIONS AND WARRANTIES OF METRO AND THE
               SHAREHOLDERS.

                    Metro and each of the Shareholders, jointly and severally, represent and warrant to the Purchaser as follows:

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               3.1  ORGANIZATION AND QUALIFICATION.

                    The Company does not own any capital stock of any corporation or any interest in any joint venture, partnership, association, trust, or other entity. The business and operations of the Company are conducted solely by and through the Company. Schedule 3.1 correctly sets forth the Company's place of incorporation, principal place of business, and jurisdictions in which it is qualified to do business. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities, and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging. The Company is duly qualified to transact the business in which it is now engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

               3.2  CAPITALIZATION.

                    The authorized capital stock of the Company consists of 200 shares of Metro Common Stock, of which 100 shares are outstanding. Each of such outstanding shares of Metro Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders, and is owned of record and beneficially by the Shareholders as set forth on Schedule 3.2 attached hereto. The Metro Common Stock is owned by the Shareholders free and clear of all liens, security

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interests, pledges, charges, encumbrances,  stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company. There is no outstanding security or other instrument convertible into or exchangeable for capital stock of the Company.

               3.3  FINANCIAL CONDITION.

                    Metro has delivered to the Purchaser true and correct copies of the following: the audited balance sheets of the Company as of December 31, 1994, and 1995 and the unaudited balance sheet of the Company as of June 30, 1996, the audited statements of income, statements of retained earnings, and statements of cash flows of the Company for the years ended December 31, 1994 and 1995, and the unaudited statements of income, statements of retained earnings and statements of cash flow of the Company for the six months ended June 30, 1996. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of the Company as of its date; each such statement of income and statement of retained earnings presents fairly the results of operations of the Company for the period indicated and their retained earnings as of the date indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The Company understands that the financial statements referred to in this Section 3.3 have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of the Company. Since June 30, 1996:

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                    (a) There has at no time been a material  adverse  change in the financial condition, results of operations, business, properties, assets, liabilities, or, to the Shareholder's knowledge, the future prospects of the Company.

                    (b) The Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of the Company.

                    (c) The operations and business of the Company have been conducted in all material respects only in the ordinary course.

                    (d) The Company has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value. There is no fact known to the Shareholders, which materially and adversely affects or in the future (as far as the Shareholders can reasonably foresee) may materially and adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Shareholders express no opinion as to political or economic matters of general applicability.

               3.4  TAX AND OTHER LIABILITIES.

                    (a) The Company has no known liability of any nature, accrued or contingent, including without limitation liabilities for Taxes (as defined in Section 2.4(f) and liabilities to customers or suppliers, other than the following:

                          (i) Liabilities for which full provision has been made on the balance sheet (the "Last Balance Sheet") as of June 30, 1996 (the "Last Balance Sheet Date"); and

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                          (ii)   Other   liabilities   arising  since  the  Last
                                 Balance Sheet Date and prior to the Closing in the ordinary course of business which are not
                                 materially      inconsistent      with      the
                                 representations    and    warranties   of   any
                                 Shareholder or any other provision of this Merger Agreement.

                    (b)   Without limiting the generality of Section 3.4(a):

                          (i) The Company and any combined, consolidated, unitary or affiliated group of which the Company is or has been a member prior to the Closing Date: (i) has paid all Taxes required to be paid on or prior to the Closing Date (including, without limitation, payments of estimated Taxes) for which the Company could be held liable, except for Taxes which are being contested in good faith and by appropriate proceedings; and (ii) has accurately and timely filed (or filed an extension for), all federal, state, local, and foreign tax returns, reports, and forms with respect to such taxes required to be filed by them on or before the Closing Date.

                          (ii) The amount set up as provisions for Taxes on the Last Balance Sheet are sufficient for all accrued and unpaid Taxes of the Company, whether or not due and payable and whether or not in dispute, under tax laws as in effect on the Last Balance

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                                 Sheet  Date or now in  effect,  for the  period
                                 ended on such date and for all periods prior thereto.

                    (c) There is no material dispute or claim concerning any liability for Taxes of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority.

                    (d) Schedule 3.4 sets forth all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods on or after January 1, 1993 ("Tax Returns"), indicates those Tax Returns that currently are subject to audit. The Company has delivered or made available to Purchaser complete and correct copies of all Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by the Company since January 1, 1993. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                    (e) The Company has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company has not made any payments, nor is it obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Section 280G of the Code. The Company will not have any liability on or after the Closing Date pursuant to any tax sharing or tax allocation agreement. The Company has no liability for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                    (f) For purposes of this Merger Agreement, "Taxes" shall mean all federal, state, local or foreign taxes, assessments, duties which are payable or remittable by the Company

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or levied  upon the  Company or any  property  of the  Company,  or levied  with
respect  to  its  assets,  franchises,   income,  receipts,  including,  without
limitation,  import duties,  excise,  franchise,  gross receipts,  utility, real
property,   capital,   personal  property,   withholding,   FICA,   unemployment
compensation, sales or use, withholding, governmental charges (whether or not requiring the filing of a return), and all additions to tax, penalties and interest relating thereto.

               3.5  LITIGATION AND CLAIMS.

                    There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor known to the Shareholders) with respect to the Company, or any of its respective businesses, properties, or assets. The Company is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of the Shareholders is any union attempting to represent any employee of the Company as collective bargaining agent. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor is the Company required to take any action in order to avoid such violation or default.

               3.6  PROPERTIES.

               (a) The Company owns no real property. Set forth on Schedule 3.6(a) is a list of all real property leased by the Company.

               (b) Set forth in Schedule 3.6(b) is a true and complete list of all personal properties and assets (other than real property) owned by the Company or leased or licensed by the Company from or to a third party. All such properties and assets owned by the Company are reflected on the Last Balance Sheet (except for acquisitions subsequent to the Last Balance

Sheet Date which are noted on Schedule 3.6(b)). All such properties and assets owned, leased, or licensed by the Company are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of the Company excepted).

               (c) All accounts and notes receivable reflected on the Last Balance Sheet, or arising since the Last Balance Sheet Date, have been collected, or are believed to be collectible in the ordinary course subject to adjustment consistent with industry standards.

               (d) No real property owned, leased, or licensed by the Company lies in an area which is, or to the knowledge of Sellers will be, subject to zoning, use, or building code restrictions that would prohibit the continued effective ownership, leasing, licensing, or use of such real property in the business which the Company is now engaged.

               (e) The Company has not caused or permitted its respective businesses, properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 3.6(e)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 3.6(e)) of any Hazardous Substance on or off the site of any property of the Company. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).

               3.7  CONTRACTS AND OTHER INSTRUMENTS.

                    Schedule 3.7 accurately and completely sets forth a list of all material contracts, agreements, loan agreements, instruments, leases, licenses, arrangements, or understandings with respect to the Company not otherwise identified in this Agreement or on any other Schedule hereto. Each such contract, agreement, loan agreement, instrument, lease, or license is in full force and is the legal, valid, and binding obligation of the Company and
(subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to it in accordance with its terms. The Company is not in violation, in breach of, or in default with respect to any material terms of any such contract, agreement, loan agreement, instrument, lease, or license. Except for employment agreements and as disclosed in Schedule 3.7, the Company is not a party to any contract, agreement, loan agreement, instrument, lease, license, arrangement, or understanding with, any Shareholder or any director, officer, or employee of the Company, or any relative or affiliate of any Shareholder or of any such director, officer, or employee. The stock ledgers and stock transfer books and the minute book records of the Company relating to all issuances and transfers of the stockholders of the Board of Directors and committees thereof of the Company since its incorporation made available to the Purchaser are the original stock ledgers and stock transfer books and minute book records of the Company or exact copies thereof.

               3.8  EMPLOYEES.

               (a) The Company does not have and it does not contribute to, any pension, profitsharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

("ERISA"), and does not have any obligation to or non-customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, other than a 401(k) plan as described on Schedule 3.8(a) hereof.

               (b) Schedule 3.8(b) contains a true and correct statement of the names, relationship with the Company, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the twelve month period ending February 28, 1997 of each director, officer, or other employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1995 exceeded $40,000 per annum or whose aggregate compensation presently exceeds the rate of $40,000 per annum. Since February 28, 1996, the Company has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program been instituted or amended to increase benefits thereunder.

               3.9  PATENTS, TRADEMARKS, ET CETERA.

                    Except as disclosed on Schedule 3.9, the Company does not own or have pending, or is licensed under, any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles"). Those Intangibles listed on Schedule 3.9 are in good standing and uncontested. Neither any Shareholder, any director, officer, or employee of the Company, nor any relative or affiliate of any Shareholder or of any such director, officer, or employee, possesses any Intangible which relates to the business of the Company. There is no right under any Intangible necessary to the business of the Company as presently conducted, except such as are so designated in Schedule 3.9. The Company has not infringed, is infringing, or has received notice of infringement with asserted Intangibles of others. To the knowledge of the Shareholders, there is no infringement by others of Intangibles of the Company.

               3.10 QUESTIONABLE PAYMENTS.

                    None of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly, or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company; or made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

               3.11 AUTHORITY TO MERGE.

               (a) The Company and each of the Shareholders have the capacity to execute, deliver, and perform this Merger Agreement. This Merger Agreement has been duly executed and delivered by the Company and each of the Shareholders, is the legal, valid, and binding obligation of each of the Shareholders, and is enforceable as to each of them in accordance with its terms. None of the Company nor any of the Shareholders is under any contractual restriction or obligation which is inconsistent with the execution and performance of this Merger Agreement. Neither the Company nor any of the Shareholders have any knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal that is required by the Company, or any Shareholder for the execution, delivery, or performance of this Merger Agreement by the Company and the Shareholders.

               (b) No consent of any party to any material lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, arrangement, or understanding to which the Company or any Shareholder is a party, or to which any of its or his properties or assets are subject, is required for the execution, delivery, or performance of this Merger Agreement, except as disclosed in Schedule 3.11. Neither the Company nor any Shareholder has made any agreement or understanding not approved in writing by the Purchaser as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Merger Agreement. The execution, delivery, and performance of this Merger Agreement by the Company and the Shareholders will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under such lease, license, distribution, agency, consulting, employment, financing, lending, installment sale or conditional sale, security, pledge, guarantee, or other agreement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or, to the Shareholders' knowledge, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company, or to which any of its operations, business, properties, or assets are subject.

               3.12 NONDISTRIBUTIVE INTENT.

                    Each Shareholder is acquiring the shares of All-Comm Stock to be issued hereunder to him for his own account (and not for the account of others) for investment and not with a view to the distribution thereof. No Shareholder will sell or otherwise dispose of such shares without registration under the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom, and the certificate or certificates representing such shares may contain a legend to the foregoing effect. Each Shareholder understands that he may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

4.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

                    The Purchaser represents and warrants to Metro and the Shareholders as follows:

               4.1  ORGANIZATION.

                    All-Comm is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Merging Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of New York. All-Comm and Merging Subsidiary have all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in every state of the United States in which the conduct of the business of All-Comm or Merging Subsidiary, as the case may be, or the ownership of such properties and assets requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of All-Comm and its subsidiaries taken as a whole.

               4.2  VALIDITY OF SHARES.

                    The Shares of All-Comm Stock to be delivered to the Shareholders pursuant to this Merger Agreement, when issued in accordance with the terms and provisions of this Merger Agreement, will be validly authorized, validly issued, fully paid, and nonassessable.

               4.3  AUTHORITY TO MERGE.

                    The Purchaser and Merging Subsidiary have all requisite power and authority to execute, deliver, and perform this Merger Agreement. All necessary corporate proceedings of the Purchaser and Merging Subsidiary have been duly taken to authorize the execution, delivery, and performance of this Merger Agreement by the Purchaser. This Merger Agreement has been duly authorized, executed and delivered by the Purchaser and Merging Subsidiary, is the legal, valid, and binding obligation of the Purchaser and Merging Subsidiary, and is enforceable as to them in accordance with its terms.

               4.4  SEC REPORTS.

                    Since April 25, 1995 All-Comm has filed all reports, registrations, proxy or information statements and all other material documents, together with any amendments or supplements required to be made thereto ("SEC Reports"), required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and All-Comm has heretofore made available to the Shareholders true copies of all such reports. As of their respective dates, such reports referred to herein complied, as of their respective dates, in all material respects with all rules and regulations promulgated by the SEC and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or omit to state any fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. With respect to the SEC Reports filed by All-Comm with the SEC prior to April 25, 1995, All-Comm has no knowledge that such reports contained any material misstatements or omissions.

               5.   CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

                    The obligations of the Purchaser under this Merger Agreement are subject, at the option of the Purchaser, to the following conditions:

               5.1  ACCURACY OF REPRESENTATIONS AND COMPLIANCE WITH
                    CONDITIONS.

                    All representations and warranties of the Company and the Shareholders contained in this Merger Agreement shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by the Company and the Shareholders and regardless of knowledge or lack thereof on the part of the Company and the Shareholders or changes beyond its or their control; as of the Closing, the Company and the Shareholders shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Merger Agreement; and the Purchaser shall have received a certificate executed by the Company and each of the Shareholders, dated the date of the Closing, to that effect.

               5.2  OPINION OF COUNSEL.

                    The Company and the Shareholders shall have delivered to the Purchaser on the date of the Closing the opinion of counsel to the Company and the Shareholders, dated as of the Closing Date, in form and substance satisfactory to counsel for the Purchaser, substantially to the effect that:

                    (a) The Company is a  corporation  validly  existing  and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged.

                    (b) The Company is duly  qualified  to transact the business in which it is now engaged and is in good standing as a foreign corporation in the state of California.

                    (c) The  authorized  and  outstanding  capital  stock of the
               Company is as set forth in Section 3.2 of this Merger Agreement, and all the outstanding shares of capital stock of the Company are validly authorized, validly issued, fully paid, and nonassessable.

                    (d) This Merger Agreement has been duly authorized, executed, and delivered by the Company and the Shareholders, constitutes the legal, valid, and binding obligation of the Shareholders, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to the Company and the Shareholders in accordance with its terms.

               5.3  OTHER CLOSING DOCUMENTS.

                    The Company and the Shareholders shall have delivered to the Purchaser at or prior to the Closing such other documents as the Purchaser may reasonably request in order to enable the Purchaser to determine whether the conditions to its obligations under this Merger Agreement have been met and otherwise to carry out the provisions of this Merger Agreement.

               5.4  LEGAL ACTION.

                    There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Merger Agreement, or to obtain substantial damages with respect thereto.

               5.5  NO GOVERNMENTAL ACTION.

                    There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Merger Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Purchaser, (a) makes any of the transactions contemplated by this Merger Agreement, illegal, (b) results in a delay in the ability of the Purchaser to consummate any of the transactions contemplated by this Merger Agreement, (c) requires the divestiture by the Purchaser of any of the shares of the Company to be acquired pursuant to this Merger Agreement or of a material portion of the business of either the Purchaser and its  subsidiaries  taken as a whole,  or of the Company
(d) imposes material limitations on the ability of the Purchaser effectively to exercise full rights of ownership of such shares including the right to vote such shares on all matters properly presented to the stockholders of the Company, or (e) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Merger Agreement or impairs the contemplated benefits to the Purchaser of any of the transactions contemplated by this Merger Agreement.

               5.6  CONTRACTUAL CONSENTS NEEDED.

                    The parties to this Merger Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Merger Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

               5.7  MATERIAL ADVERSE CHANGE.

                    Since June 30, 1996 there has been no event or development or combinations of changes or developments, individually or in the aggregate, that could be reasonably expected to have a material adverse effect on the business, operations, or future prospects of the Company.

6.             CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE
               SHAREHOLDERS.

               The obligations of the Company and the Shareholders under the Merger Agreement are subject, at the option of the Company and the Shareholders, to the following conditions.

               6.1  ACCURACY  OF   REPRESENTATIONS   AND  COMPLIANCE  WITH
                    CONDITIONS.

                    All representations and warranties of the Purchaser contained in this Merger Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing as though such representations and warranties were then made in exactly the same language by the Purchaser and regardless of the knowledge or lack thereof on the part of the Purchaser or changes beyond its control; as of the Closing, the Purchaser shall have performed and complied with all conditions required to be performed and complied with by it at or before such time by this Merger Agreement, and the Company and the Shareholders shall have received a certificate executed by an executive officer of the Purchaser, dated the date of the Closing, to that effect.

               6.2  LEGAL ACTION.

                    There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Merger Agreement, or to obtain substantial damages with respect thereto.

               6.3  OTHER CLOSING DOCUMENTS.

                    The Purchaser and Merging Subsidiary shall have delivered to the Company and the Shareholders at or prior to the Closing such other documents as the Shareholders may reasonably request in order to enable the Shareholders to determine whether the conditions to their obligations under this Merger Agreement have been met and otherwise to carry out the provisions of this Merger Agreement.

               6.4  NO GOVERNMENTAL ACTION.

                    There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Merger Agreement by any federal, state, local or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the sole judgment of the Shareholders, (a) makes any of the transactions contemplated by this Merger Agreement, illegal, (b) results in a delay in the ability of the Shareholders to consummate any of the transactions contemplated by this Merger Agreement, or (c) otherwise prohibits, restricts, or delays consummation of any of the transactions contemplated by this Merger Agreement or impairs the contemplated benefits to the Shareholders of any of the transactions contemplated by this Merger Agreement.

               6.5  CONTRACTUAL CONSENTS.

                    The parties to this Merger Agreement shall have obtained at or prior to the Closing all consents required for the consummation of the transactions contemplated by this Merger Agreement from any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

               6.6  OPINION OF COUNSEL.

                    The Purchaser shall have delivered to Metro and the Shareholders on the date of the Closing the opinion of counsel to the Purchaser and Merging Subsidiary, dated as of the Closing Date, in form and substance satisfactory to counsel for Metro and the Shareholders, substantially to the effect that:

                    (a) All-Comm and Merging Subsidiary are corporations validly existing and in good standing under the laws of their states of incorporation, with all requisite corporate power and authority to own, lease, license, and use their properties and assets and to carry on their business in which they are now engaged.

                    (b) This Merger Agreement has been duly authorized, executed, and delivered by the Purchaser and Merging Subsidiary, constitutes the legal, valid, and binding obligation of the Purchaser and Merging Subsidiary, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to Purchaser and Merging Subsidiary in accordance with its terms.

                    (c) The shares of All-Comm  Common  Stock to be delivered to the Shareholders pursuant to this Merger Agreement when issued in accordance with the terms and provisions of this Merger Agreement, will be validly authorized, validly issued, fully paid and nonassessable.

7.             COVENANTS OF THE COMPANY AND THE SHAREHOLDERS.

                    The Company and the Shareholders covenant and agree as follows:

               7.1  ACCESS.

                    Until the earlier of the Closing or November 30, 1996 (the "Release Time"), the Company will afford the officers, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plants, properties, books, and records of the Company, will permit them to make extracts from the copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company as the Purchaser from time to time may reasonably request; provided that such access does not materially interfere with the then business operations of the Company.

               7.2  CONDUCT OF BUSINESS.

                    Until the Release Time, the Company will conduct its affairs so that at the Closing no representation or warranty of the Shareholders will be materially inaccurate, no material covenant or agreement of the Shareholders will be breached, and no material condition in this Merger Agreement will remain unfulfilled by reason of the actions or omissions of the Company. Except as otherwise requested by the Purchaser in writing, until the Release Time, the Shareholders will cause the Company to use its best efforts to preserve the business operations of the Company intact, to keep available the services of their present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of their customers, and others having business relations with any of them. Until the Release Time, the Shareholders will cause the Company to conduct its business and operations in all material respects only in the ordinary course.

               7.3  ADVICE OF CHANGES.

                    Until the Release Time, the Company and the Shareholders will immediately advise the Purchaser in a detailed written notice of any material fact or occurrence or any pending or threatened occurrence of which any of them obtains knowledge and which (if existing and known at the date of the execution of this Merger Agreement) would have been required to be set forth or disclosed in this Merger Agreement or a Schedule hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a material covenant contained in this Merger Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a material condition to any party's obligations under this Merger Agreement not to be fully satisfied.

               7.4  PUBLIC STATEMENTS.

                    Neither the Company nor any of the Shareholders shall disseminate any information to the public regarding this Merger Agreement or the transactions contemplated hereby, without the prior written consent of the Purchaser. Notwithstanding the foregoing, nothing contained herein shall prevent the Company or any Shareholder from releasing any information to any governmental authority if required to do so by law.

               7.5  OTHER PROPOSALS.

                    Until the Release Time, neither of the Company nor any of the Shareholders shall authorize nor permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of any of them directly or indirectly, to: (i) initiate contact with any person or entity in an effort to solicit any Takeover Proposal (as such term is defined in this
Section 7.5); (ii) cooperate with, or furnish or cause to be furnished any non-public information relating to the financial conditions, results of operations, business, properties, assets, liabilities, or future prospects of the Company to, any person or entity in connection with any Takeover Proposal;
(iii) negotiate with any person or entity with respect to any Takeover Proposal; or (iv) enter into any agreement or understanding with the intent to effect a Takeover Proposal of which any of them becomes aware. As used in this Section 7.5, "Takeover Proposal" shall mean any proposal, other than as contemplated by this Merger Agreement, (x) for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company, for the acquisition of a five (5%) percent or greater interest in the equity or in any class or series of capital stock of the Company, for the acquisition of the right to cast five (5%) percent or more of the votes on any matter with respect to the Company, or for the acquisition of a substantial portion of any of its assets other than in the ordinary course of its businesses or (y) the effect of which prohibits, restricts, or significantly delays the consummation of any of the transactions contemplated by this Merger Agreement or impairs the contemplated benefits to the Purchaser or of any of the transactions contemplated by this Merger Agreement.

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



               7.6  VOTING BY SHAREHOLDERS.

                    The Shareholders agree that until the Release Time, they will vote all securities of the Company which they are entitled to vote against
(a) any merger, consolidation, reorganization, other business combination, or capitalization involving the Company, (b) any sale of assets of the Company, (c) any stock split, stock dividend, or reverse stock split relating to any class or services of the Company's stock, (d) any issuance of any shares of capital stock of the company, any option, warrant, or other right calling for the issuance of any such share of capital stock, or any security convertible into or exchangeable for any such share of capital stock, (e) any authorization of any other class or series of stock of the Company, (f) the amendment of the certificate of incorporation (or other charter document) or the by-laws of the Company, or (g) any other proposition the effect of which may be to prohibits, restricts, or significantly delays the consummation of any of the transactions contemplated by this Merger Agreement or impairs materially the contemplated benefits to the Purchaser of the transactions contemplated by this Merger Agreement.

8.                  COVENANTS OF THE PURCHASER.

                    The Purchaser covenants and agrees as follows:

               8.1  CONFIDENTIALITY.

                    The Purchaser shall insure that all confidential information which the Purchaser, any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future

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



prospects of the Company shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them without the prior written consent of the Company; provided, however, that the restrictions of this sentence shall not apply (a) to the extent required to enforce this Merger Agreement or (b) to the extent the information shall have otherwise become publicly available.

               8.2  SEC FILINGS.

               For a period of five years from the Effective Time the Purchaser shall use its best efforts to timely file all reports required to be filed by it under the Exchange Act.

               8.3  NASDAQ LISTING.

               For a period of five years from the Effective Time the Purchaser shall use its best efforts to maintain the listing of the All-Comm Stock on the NASDAQ SmallCap Market or on another inter-dealer quotation system or stock exchange.

               8.4  ELECTION OF OFFICERS.

               For a period of three years from the Effective Time, All-Comm shall cause (a) Barbera to be nominated as a director of All-Comm at any annual or special meeting of shareholders, (b) Barbera and Budlow, or their designees to be elected, as two of the three directors of Metro, and (c) Barbera and Budlow to be elected Vice Presidents of All-Comm with such duties and responsibilities as shall be determined by the Board of Directors of All-Comm. The foregoing are in addition to any officerships provided for in employment agreement between the Company on the one hand and Barbera and Budlow on the other hand.

               8.5  VOTING OF SECURITIES.

               All-Comm covenants and agrees to vote its securities of the Company which they are entitled to vote so as to effectuate the provisions and intent of this Merger Agreement.

               8.6  REGISTRATION RIGHTS.

               All-Comm shall grant the Shareholders certain registration rights with respect to the All-Comm Common Stock received by them pursuant to the terms of an agreement in the form attached hereto as Exhibit C. The Shareholders agree to execute and deliver to All-Comm agreements with respect to limiting their ability to sell their shares of All-Comm Stock upon the same terms and conditions as agreements being executed by other executive officers and directors of All-Comm in connection with a potential public offering of securities of All-Comm.

               8.7  TAX MATTERS.

               The Purchaser shall pay to the Shareholders an amount equal to each of the respective Shareholders income tax liability with respect to their ownership of the Metro Common Stock for the period from January 1, 1996 through the Closing Date.

9.             INDEMNIFICATION; SURVIVAL; LIMITATIONS ON LIABILITY.

               9.1  INDEMNIFICATION.

               (a) Subject to the terms and conditions set forth in Section 9.2, the Shareholders jointly and severally agree to indemnify and hold harmless the Purchaser, its officers, directors, employees, counsel, and agents, (collectively, the "Indemnitees"), against and in respect of any and all claims, suits, actions, proceedings (formal or informal), investigations, judgments, deficiencies, damages, settlements, liabilities, and reasonable legal and other expenses related thereto (collectively, "Claims"), as and when incurred, arising out of or based upon any breach of any representation, warranty, covenant, or agreement of any Shareholder contained in this Merger Agreement or any document or instrument delivered in connection with this Merger Agreement.

               (b) Each Indemnitee shall give the Shareholders  prompt notice of any claim asserted or threatened against such Indemnitee on the basis of which such Indemnitee intends to seek indemnification (but the obligations of the Shareholders shall not be conditioned upon receipt of such notice, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice). The Shareholders shall promptly assume the defense of any Indemnitee, with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Shareholders. Notwithstanding the foregoing, any Indemnitee shall be entitled, at his or its expense, to employ counsel separate from counsel for the Shareholders and from any other party in such action, proceeding, or investigation. No Indemnitee may agree to a settlement of a claim without the prior written approval of the Shareholders, which approval shall not be unreasonably withheld. Notwithstanding the above, if the claim for indemnification arises out of a breach of the representations set forth in
Section 3.4, the Purchaser, at its option, shall have the sole right to represent the Company in any federal, state, local or foreign tax matter, including any audit or administrative or judicial proceeding or the filing of an amended return. The Shareholders agree that they will cooperate fully with Purchaser and its counsel in the defense or compromise of any such tax matter.

               9.2  SURVIVAL.

               (a) Subject to the provisions of Section 9.2(b), the covenants, agreements, representations, and warranties contained in or made pursuant to this Merger Agreement shall survive the Closing and the delivery of the purchase price by the Purchaser, irrespective of any investigation made by or on behalf of any party.

               (b) The liabilities and obligations of the Shareholders under this Merger Agreement shall be subject to the following limitations:

                          (i) The Shareholders shall have no liability or obligation with respect to any claim for a breach of a representation or warranty under this Merger Agreement made after one (1) year from the Closing Date except for claims arising out of a breach of the representations as to tax liabilities under Section 2.4, with respect to which the Shareholders shall remain liable until ninety (90) days after the expiration of the applicable statute of limitations relating to such tax liabilities; and

                          (ii) The Shareholders shall not be responsible for any claims until the cumulative aggregate amount thereof shall exceed Two Hundred and Fifty Thousand ($250,000.00) Dollars (the "Minimum Amount") in which case the
                                 Shareholders shall then be jointly and severally liable for all amounts in excess of the Minimum Amount; provided however, that no Shareholder shall be responsible for more than his or her proportionate ownership of Metro Common Stock as of the Closing Date.

10.            MISCELLANEOUS.

               10.1 BROKERAGE FEES.

                    Each of the parties hereto represent and warrant to each other that no person has been engaged as a broker or finder in connection with this Merger Agreement. If any person shall assert a claim to a fee, commission, or other compensation on account of alleged employment as a broker or finder, in connection with or as a result of any of the transactions contemplated by this Merger Agreement, the person who is purported to have engaged such broker or finder shall indemnify and hold harmless the other party against any and all Claims as and when incurred, arising out of, based upon, or in connection with such Claim by such person, except to the extent that it is determined in any suit, action, or proceeding that the other party had engaged such broker or finder.

               10.2 FURTHER ACTIONS.

                    At any time and from time to time, each party agrees, as its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Merger Agreement.

               10.3 SUBMISSION TO JURISDICTION.

                    Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Merger Agreement, or of any document or instrument delivered pursuant to, in connection with, or simultaneously with this Merger Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

               10.4 MERGER; MODIFICATION.

                    This Merger Agreement and the Schedules and Exhibits attached hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party to be charged.

               10.5 NOTICES.

                    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested by Federal Express, or Express Mail or delivered (in person or by telecopy, or similar telecommunications equipment) against receipt to the party to whom it is to be given at the address set forth in this Section
10.5 (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.5). Any notice given to the Purchaser or Merging Subsidiary shall be addressed to All-Comm Media Corporation, 400 Corporate Pointe, Suite 780, Culver City, California 90230, attention of the President and a copy of such notice (which copy shall not constitute notice) shall also be sent to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019-4315, Attention: Alan I. Annex, Esq. Any notice given to the Company shall be addressed to Metro Services Group,

Inc., 333 7th Avenue, New York, New York 10001, Attn: Mr. Jeremy Barbera. Any notice given to Barbera shall be addressed to him at 24 West 70th Street, New York, New York 10023. Any notice given to Sautkulis shall be addressed to her at 4 Pulaski Place, Point Westington, New York 11050. Any notification to Budlow shall be addressed to him at 29 Mitchell Avenue, Chatham, N.J. 07928. A copy of any notice given to the Company or the Shareholders (which copy shall not constitute notice) shall also be sent to Saviano Tobias & Weinberger P.C., 3 New York Plaza, New York, New York 10004, Attention: David G. Tobias, Esq. Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 10.5.

               10.6 WAIVER.

                    Any waiver by any party of a breach of any terms of this Merger Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Merger Agreement. The failure of a party to insist upon strict adherence to any term of this Merger Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Merger Agreement. Any waiver must be in writing.

               10.7 GUARANTY.

                    All-Comm hereby unconditionally and irrevocably guarantees the obligations of Merging Subsidiary under this Agreement.

               10.8 BINDING EFFECT.

                    The provisions of this Merger Agreement shall be binding upon and inure to the benefit of the Purchaser, and its successors and assigns Metro, and its successors and assigns, and each Shareholder and his respective assigns, heirs, and personal representatives, and shall inure to the benefit of each Indemnitee and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

               10.9 NO THIRD-PARTY BENEFICIARIES.

                    This Merger Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Merger Agreement (except as provided in 10.8).

               10.10      SEPARABILITY.

                    If any provision of this Merger Agreement is invalid, illegal, or unenforceable, the balance of this Merger Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

               10.11      HEADINGS.

                    The headings in this Merger Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Merger Agreement.

               10.12      COUNTERPARTS; GOVERNING LAW.

                    This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the rules governing the conflict of laws.

                    IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.



                    ALL-COMM MEDIA CORPORATION

                                      By:_________________________________
                                    Name:  Barry Peters
                                   Title:  Chairman

                                      METRO MERGER CORP.

                                      By:_________________________________
                                    Name: Barry Peters
                                   Title: President

                                      METRO SERVICES GROUP, INC.

                                      By:_________________________________
                                    Name:
                                   Title:

                                      ____________________________________
                                      J. JEREMY BARBERA

                                      ____________________________________
                                      JANET SAUTKULIS

                                      ____________________________________
                                      ROBERT M. BUDLOW

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

$_______________                                              New York, New York

October __, 1996

               FOR VALUE RECEIVED, the undersigned,  All-Comm Media Corporation, a Nevada  corporation  having an address  at 400  Corporate  Pointe,  Suite 780,
Culver City, California 90230 ("Maker"), promises to pay to the order of_________________________________________________________________ ("Payee") at
______________________________________________________________________,   or  at
such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of ____________________________ Dollars ($____________), plus interest from the date of this Note on the unpaid balance. All principal and interest is to be paid as set forth below. Maker further agrees as follows:

SECTION 1. INTEREST RATE.

               (a) Interest shall accrue at a rate equal to six percent (6%) per annum.

               (b) Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed. After maturity (whether by acceleration or otherwise, and before as well as after judgment), all unpaid principal and interest shall bear interest until it is paid at six percent (6%) in excess of the rate otherwise applicable to the unpaid balance under this Note.

               (c) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance Payee should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

SECTION 2. PAYMENTS.

1. Principal and all accrued interest shall be due and payable on June 30, 1998 ("Maturity") unless Maker makes demand as set forth pursuant to
Section 2(b) below or exercises the conversion right set forth in Section 4 below.

               (a) If Maker completes a public offering of its securities (a "Public Offering") Payee may upon ten (10) days notice demand that the principal and all accrued interest under this Note shall be due and payable.

               (b) Maker does not have the right to prepay this Note in full or in part at any time.

SECTION 3. SECURITY.

               At any time after the earlier of January 1, 1997 or the effective date of a Public Offering, Payee may require Maker to deposit an aggregate of $500,000 into an escrow account maintained by Camhy Karlinsky & Stein LLP as security for this Note and the two other Notes issued by Maker on the date hereof in connection with the Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger Agreement") among the Maker, Metro Merger Corp., Metro Services Group, Inc., Jeremy Barbera, Janet Sautkulis, and Robert M. Budlow. Such escrow agreement shall be pursuant to the terms of an escrow agreement to be agreed upon between Maker and Payee. Such escrow agreement shall provide that upon conversion or repayment of one or more of the Notes issued in connection with the Merger Agreement, a pro-rata portion of the amount held in escrow will be returned to Maker.

SECTION 4. CONVERSION.

               This Note may be converted, at the option of the Payee at any time on or before maturity into a number of shares of common stock, par value $0.10 of Maker ("All-Comm Common Stock") at the exchange price (the "Exchange Price") of $5.38 per share. The Exchange Price is subject to adjustment as provided in this Section 4. In case Maker shall at any time change as a whole, by subdivision or combination in any manner or by the making of a stock dividend, the number of outstanding shares of Common Stock into a different number of shares, the Exchange Price per share (but not the aggregate purchase price) in effect immediately prior to such change shall be increased or decreased in inverse proportion to such increase or decrease of shares, as the case may be. In case of any capital reorganization or any reclassification of the capital stock of the Maker or in case of the consolidation or merger of the Maker with another corporation (or in the case of any sale, transfer, or other disposition to another corporation of all or substantially all the property, assets, business, and goodwill of the Maker), the holder of this Warrant shall thereafter be entitled to purchase the kind and amount of shares of capital stock which this Note entitled the holder to purchase immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, transfer, or other disposition; and in any such case appropriate adjustments shall be made in the application of the provisions of this Section 4 with respect to rights and interests thereafter of the holder of this Note to the end that the provisions of this Section 4 shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter purchasable upon the conversion of this Note.

SECTION 5. DEFAULT.

               It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

               (a) any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

               (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note or any amendment thereof, which failure is not cured within ten (10) days and the continuation of such failure for more than ten (10) days after written notice thereof from Payee. Notwithstanding the foregoing, if the breach cannot be cured within sixty
(60) days, Maker shall not be in default so long as Maker commences cure and thereafter proceeds to completion;

               (c) any failure on the part of Maker to pay any debt within sixty
(60) days of its due date (except where contested in good faith);

               (d) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

               (e) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

               (f) Maker consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within thirty (30) days;

               (g) Maker consents to or suffers an attachment, garnishment, execution or other legal process against any of its assets that is not released within thirty (30) days;

SECTION 6. SUBORDINATION.

               This Note shall be a general obligation of Maker and is subordinated to any and all obligations of Maker to any bank or other financial institution, regardless of whether such obligations are presently existing or are subsequently incurred.

SECTION 7. JURISDICTION.

               Maker irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Note. Maker agrees that such court may award reasonable legal fees and expenses to the prevailing party.

SECTION 8. WAIVERS.

1. Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

               (a) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

               (b) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

               (c) Maker agrees and acknowledges that Payee may disclose to any other Obligor confidential information relating to this Note, and waives, to the full extent permitted by law, any right to privacy or similar right under federal or state laws which Maker may have with respect to such disclosures.

               (d) In any action or proceeding arising out of or relating to this Note, Maker waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense any statute of limitations or any other similar law or equitable doctrine.

SECTION 9.     COLLECTION COSTS.

               Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following: (i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

SECTION 10. ASSIGNMENT OF NOTE.

               Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever (including, without limitation, by the consolidation or merger of Maker, if a corporation, with or into another corporation) without the prior written consent of Payee. The Note may be assigned at any time by Payee. Maker agrees not to assert against any assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

SECTION 11. MISCELLANEOUS.

1. This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

               (a) This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such state's principles of conflict of laws.

               (b) Subject to Section 10, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

               (c) This Note constitute a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersede all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

               (d) The singular includes the plural. If more than one Maker executes this Note, the term "Maker" shall be deemed to refer to each of the undersigned Makers as well as to all of them, and their obligations and agreements under this Note shall be joint and several. If any of the undersigned is a married person, recourse may be had against his or her separate property for all of his or her obligations under this Note. The term "Obligor" shall be deemed to refer to each Maker, endorser, guarantor, or surety of this Note as well as to all of them. The term "Payee" shall include the initial party to whom payment is designated to be made and, in the event of an assignment of this Note, the successor assignee or assignees, and, as to each successive additional assignment, such successor assignee or assignees.

               (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the addresses set forth in the preamble hereof. Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

               (f)  Time is of the essence under this Note.

               IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                   ALL-COMM MEDIA CORPORATION

                                   By:______________________

                                                                       EXHIBIT B

                                EMPLOYMENT AGREEMENT

               THIS AGREEMENT (this "Agreement") is being made as of the 1st day of October, 1996 between Metro Services Group, Inc., a New York corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and J. Jeremy Barbera ("Employee"), an individual residing at 24 West 70th Street, New York, New York 10023.

                                W I T N E S S E T H:

               WHEREAS, the Company has, or contemporaneously herewith will become, a wholly-owned subsidiary of All-Comm Media Corporation, a Nevada corporation ("All-Comm") and the Company desires to continue to employ Employee and Employee desires to be employed by the Company as its President and Chief Executive Officer, upon the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its President and Chief Executive Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until September 30, 1999 (the "Employment Term"); provided, that this Agreement (including this Section
1) shall automatically be renewed for one (1) additional three (3) year period upon terms no less favorable than the terms existing in the third year of the Employment Term, unless the Company or Employee gives written notice to the other party of its intention not to renew this Agreement with sixty (60) days prior to the expiration of the Employment Term.

               2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of his full working time, energy, and efforts to the business of the Company. In performance of his duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee shall be available to travel as the needs of the business reasonably require. Employee agrees that the Company or All-Comm may obtain a life insurance policy on the life of Employee naming the Company or All-Comm as the beneficiary thereof.

               3.  Compensation.

                             (a) As compensation for his services hereunder, the
Company shall pay Employee, a salary (a "Base Salary"), payable in equal semi-monthly installments, at the annual rate of $150,000 for the first year of the Employment Term; $200,000 for the second year of the Employment Term and $250,000 for the third year of the Employment Term. Additionally, Employee shall participate in all present or future employee benefit and plans of the Company and All-Comm, provided that he meets the eligibility requirements therefor.

                             (b)  Employee  shall be eligible to receive  raises
and bonuses each year of the Employment Term if and as determined by the Compensation Committee of the Board of Directors of All-Comm. Such bonuses, if any, shall be based upon the achievement of earnings and other targeted criteria. It is also contemplated that Employee will receive incentive stock options to acquire common stock of All-Comm to be determined by the Stock Option Committee of the Board of Directors of All-Comm.

               4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to thirty (30) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors and communicated, in writing to Employee.

               5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee knows of no physical or mental disability that would hinder his performance of duties under this Agreement.

               6.  Non-Competition.

                             (a) Employee agrees that during the Employment Term
he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company., except that in each case the provisions of this
Section 6 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The Company understands that Employee is a Vice President, a director and a shareholder of Pegasus Internet, Inc. ("Pegasus") and the Company is a customer of Pegasus. The Company acknoweldeges that Employee may ingage in such activities to the extent they do not compete with the business of the Company and that such engegement will not violate this Agreement or the Merger Agreement.

                             (b) If this Agreement is terminated,  Employee, for
a period of three (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Company during the three years prior to the date of such termination to cease doing business with the Company or to do business with any other enterprise that is engaged in the same or similar business to that of the Company.

               7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

               8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

               9.  Termination.

                             (a) Notwithstanding  anything herein contained,  if
on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude to the detriment of the Company, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice thereof; provided that in the case of a termination pursuant to (ii), (iii) or (iv) such determination must be made by the Board of Directors of All-Comm after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated "For Cause" pursuant to Section 9(a), then Employee shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

                             (b) In the event that Employee  shall be physically
or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days' written notice to Employee, and no further compensation (other than accrued but unpaid salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

                             (c) In the event that Employee shall die, then this
Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

                             (d) In  the  event  this  Agreement  is  terminated
without Cause, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of (i) one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

                             10.   Merger,   Etc.  In  the  event  of  a  future
disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation. In the event the

Company does not assign this Agreement or that this Agreement is not so assumed then Employee shall have the right to terminate this Agreement by written notice given within six (6) months of the date of such acquisition. Upon such termination, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

               11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

               12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not constitute notice) shall be delivered to Saviano Tobias & Weinberger P.C., 3 New York Plaza, New York, New York 10004, Attention:
David G. Tobias, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

               14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whose waiver is asserted.

               15. Binding Effect. Subject to the terms and conditions described in Section 10, above, Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

               16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.




                                   METRO SERVICES GROUP, INC.


                                   By:_______________________



                                      _______________________
                                         J. Jeremy Barbera

                                EMPLOYMENT AGREEMENT

               THIS AGREEMENT (this "Agreement") is being made as of the 1st day of October, 1996 between Metro Services Group, Inc., a New York corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and Janet Sautkulis ("Employee"), an individual residing at 4 Paulaski Place, Port Washington, New York 11050.

                                W I T N E S S E T H:

               WHEREAS, the Company has, or contemporaneously herewith will become, a wholly-owned subsidiary of All-Comm Media Corporation, a Nevada corporation ("All-Comm") and the Company desires to continue to employ Employee and Employee desires to be employed by the Company as its Executive Vice President and General Manager, upon the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its Executive Vice President and General Manager, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until September 30, 1999 (the "Employment Term"); provided, that this Agreement (including this
Section 1) shall automatically be renewed for one (1) additional three (3) year period upon terms no less favorable than the terms existing in the third year of the Employment Term, unless the Company or Employee gives written notice to the other party of its intention not to renew this Agreement with sixty (60) days prior to the expiration of the Employment Term.

               2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of her full working time, energy, and efforts to the business of the Company. In performance of her duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee shall be available to travel as the needs of the business reasonably require. Employee agrees that the Company or All-Comm may obtain a life insurance policy on the life of Employee naming the Company or All-Comm as the beneficiary thereof.

               3.  Compensation.

                             (a) As compensation for her services hereunder, the
Company shall pay Employee, a salary (a "Base Salary"), payable in equal semi-monthly installments, at the annual rate of $125,000 for the first year of the Employment Term; $165,000 for the second year of the Employment Term and $200,000 for the third year of the Employment Term. Additionally, Employee shall participate in all present or future employee benefit and plans of the Company and All-Comm, provided that she meets the eligibility requirements therefor.

                             (b)  Employee  shall be eligible to receive  raises
and bonuses each year of the Employment Term if and as determined by the Compensation Committee of the Board of Directors of All-Comm. Such bonuses, if any, shall be based upon the achievement of earnings and other targeted criteria. It is also contemplated that Employee will receive incentive stock options to acquire common stock of All-Comm to be determined by the Stock Option Committee of the Board of Directors of All-Comm.

               4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of her duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to thirty (30) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors and communicated, in writing to Employee.

               5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of her duties hereunder, or the other rights of the Company hereunder; and (b) Employee knows of no physical or mental disability that would hinder her performance of duties under this Agreement.

               6.  Non-Competition.

                             (a) Employee agrees that during the Employment Term
she will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company., except that in each case the provisions of this
Section 6 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                             (b) If this Agreement is terminated,  Employee, for
a period of three (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Company during the three years prior to the date of such termination to cease doing business with the Company or to do business with any other enterprise that is engaged in the same or similar business to that of the Company.

               7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period she is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of her right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

               8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period she is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by her to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of her employment.

               9.  Termination.

                             (a) Notwithstanding  anything herein contained,  if
on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude to the detriment of the Company, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice thereof; provided that in the case of a termination pursuant to (ii), (iii) or (iv) such determination must be made by the Board of Directors of All-Comm after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated "For Cause" pursuant to Section 9(a), then Employee shall be entitled to receive only her salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

                             (b) In the event that Employee  shall be physically
or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days' written notice to Employee, and no further compensation (other than accrued but unpaid salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

                             (c) In the event that Employee shall die, then this
Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

                             (d) In  the  event  this  Agreement  is  terminated
without Cause, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of (i) one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

               10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation. In the event the Company does not assign this Agreement or that this Agreement is not so assumed then Employee shall have the right to terminate this Agreement by written notice given within six (6) months of the date of such acquisition. Upon such termination, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

               11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

               12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not constitute notice) shall be delivered to Saviano Tobias & Weinberger P.C., 3 New York Plaza, New York, New York 10004, Attention: David G. Tobias, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

               14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whose waiver is asserted.

               15. Binding Effect. Subject to the terms and conditions described in Section 10, above, Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and her heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

               16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                 METRO SERVICES GROUP, INC.


                                   By:_______________________



                                      _______________________
                                          Janet Sautkulis

                                EMPLOYMENT AGREEMENT

               THIS AGREEMENT (this "Agreement") is being made as of the 1st day of October, 1996 between Metro Services Group, Inc., a New York corporation (the "Company"), having its principal offices at 333 Seventh Avenue, New York, New York 10001, and Robert Budlow ("Employee"), an individual residing at 29 Mitchell Avenue, Chatham, New Jersey 07928.

                                W I T N E S S E T H:

               WHEREAS, the Company has, or contemporaneously herewith will become, a wholly-owned subsidiary of All-Comm Media Corporation, a Nevada corporation ("All-Comm") and the Company desires to continue to employ Employee and Employee desires to be employed by the Company as its Executive Vice President and Chief Operating Officer, upon the terms and conditions contained herein.

               NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. Nature of Employment; Term of Employment. The Company hereby employs Employee and Employee agrees to serve the Company as its Executive Vice President and Chief Operating Officer, upon the terms and conditions contained herein, for a term commencing as of the date hereof and continuing until September 30, 1999 (the "Employment Term"); provided, that this Agreement (including this Section 1) shall automatically be renewed for one (1) additional three (3) year period upon terms no less favorable than the terms existing in the third year of the Employment Term, unless the Company or Employee gives written notice to the other party of its intention not to renew this Agreement with sixty (60) days prior to the expiration of the Employment Term.

               2. Duties and Powers as Employee. During the Employment Term, Employee agrees to devote all of his full working time, energy, and efforts to the business of the Company. In performance of his duties, Employee shall be subject to the reasonable direction of the Board of Directors of the Company. Employee shall be available to travel as the needs of the business reasonably require. Employee agrees that the Company or All-Comm may obtain a life insurance policy on the life of Employee naming the Company or All-Comm as the beneficiary thereof.

               3.  Compensation.

                             (a) As compensation for his services hereunder, the
Company shall pay Employee, a salary (a "Base Salary"), payable in equal semi-monthly installments, at the annual rate of $125,000 for the first year of the Employment Term; $165,000 for the second year of the Employment Term and $200,000 for the third year of the Employment Term. Additionally, Employee shall participate in all present or future employee benefit and plans of the Company and All-Comm, provided that he meets the eligibility requirements therefor.

                             (b)  Employee  shall be eligible to receive  raises
and bonuses each year of the Employment Term if and as determined by the Compensation Committee of the Board of Directors of All-Comm. Such bonuses, if any, shall be based upon the achievement of earnings and other targeted criteria. It is also contemplated that Employee will receive incentive stock options to acquire common stock of All-Comm to be determined by the Stock Option Committee of the Board of Directors of All-Comm.

               4. Expenses; Vacations. Employee shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses reasonably incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Employee shall be entitled to thirty (30) days paid vacation time in accordance with then regular procedures of the Company governing executives as determined from time to time by the Company's Board of Directors and communicated, in writing to Employee.

               5. Representations and Warranties of Employee. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee knows of no physical or mental disability that would hinder his performance of duties under this Agreement.

               6.  Non-Competition.

                             (a) Employee agrees that during the Employment Term
he will not engage in, or otherwise directly or indirectly be employed by, or act as a consultant, or be a director, officer, employee, owner, agent, member or partner of, any other business or organization that is or shall then be competing with the Company., except that in each case the provisions of this
Section 6 will not be deemed breached merely because Employee owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                             (b) If this Agreement is terminated,  Employee, for
a period of three (3) years from the date of termination, shall not, directly or indirectly, solicit or encourage any person who was a customer of the Company during the three years prior to the date of such termination to cease doing business with the Company or to do business with any other enterprise that is engaged in the same or similar business to that of the Company.

               7. Inventions; Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which Employee now or hereafter during the period he is employed by the Company under this Agreement may, directly or indirectly, own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, Employee shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all of his right, title, and interest in and to Such Inventions, free and clear of all liens, charges, and encumbrances.

               8. Confidential Information. All confidential information which Employee may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

               9.  Termination.

                             (a) Notwithstanding  anything herein contained,  if
on or after the date hereof and prior to the end of the Employment Term, Employee is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of Employee's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean Employee shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act of moral turpitude to the detriment of the Company, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within ten (10) days after written notice thereof; provided that in the case of a termination pursuant to (ii), (iii) or (iv) such determination must be made by the Board of Directors of All-Comm after a meeting at which Employee was given an opportunity to explain such actions. In the event this Agreement is terminated "For Cause" pursuant to Section 9(a), then Employee shall be entitled to receive only his salary at the rate provided in Section 3 to the date on which termination shall take effect plus any compensation which is accrued but unpaid on the date of termination.

                             (b) In the event that Employee  shall be physically
or mentally incapacitated or disabled or otherwise unable fully to discharge his/her duties hereunder for a period of six (6) months, then this Agreement shall terminate upon ninety (90) days' written notice to Employee, and no further compensation (other than accrued but unpaid salary or bonus through the date of termination) shall be payable to Employee, except as may otherwise be provided under any disability insurance policy.

                             (c) In the event that Employee shall die, then this
Agreement shall terminate on the date of Employee's death, and no further compensation (other than accrued but unpaid salary or bonus through the date of death) shall be payable to Employee, except as may otherwise be provided under any insurance policy or similar instrument.

                             (d) In  the  event  this  Agreement  is  terminated
without Cause, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of (i) one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

               10. Merger, Etc. In the event of a future disposition of the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise, then the Company may elect to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation. In the event the Company does not assign this Agreement or that this Agreement is not so assumed then Employee shall have the right to terminate this Agreement by written notice given within six (6) months of the date of such acquisition. Upon such termination, Employee shall receive severance pay consisting of a single lump sum distribution (with no present value adjustment) equal to the Base Salary as provided in Section 3 for a period of one (1) year, notwithstanding that such one-year period might extend beyond the Employment Term.

               11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

               12. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

               13. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019, Attn. Alan I. Annex, Esq. In the case of a notice to Employee, a copy of such notice (which copy shall not constitute notice) shall be delivered to Saviano Tobias & Weinberger P.C., 3 New York Plaza, New York, New York 10004, Attention: David G. Tobias, Esq. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

               14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the party against whose waiver is asserted.

               15. Binding Effect. Subject to the terms and conditions described in Section 10, above, Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 10.

               16. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

               17. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of New York, without given effect to the rules governing the conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the County and State of New York, and of any federal court located in the County and State of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement. Each of the parties hereto agrees that such court may award reasonable legal fees and expenses to the prevailing party.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.




                                   METRO SERVICES GROUP, INC.


                                   By:_______________________



                                      _______________________
                                              Robert Budlow

                                                                       EXHIBIT C

                          REGISTRATION RIGHTS AGREEMENT

               This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of October, 1996, by and between ALL-COMM MEDIA CORPORATION, a Nevada corporation (the "Company"), and J. Jeremy Barbera, Janet Sautkulis and Robert M. Budlow (the "Shareholders").

                                 R E C I T A L S

               WHEREAS, the Shareholders are acquiring shares of the common stock, par value $.01 per share, of the Company (the "Shares"), pursuant to an agreement and Plan of Merger by and among the Company, Metro Merger Corp., Metro Services Group, Inc. and the Shareholders, dated as of October 1, 1996 (the "Merger Agreement"); and

               WHEREAS, the Company desires to grant to the Shareholders certain registration rights relating to the Shares and the Shareholders desire to obtain such registration rights, subject to the terms and conditions set forth herein.

               NOW,   THEREFORE,   in  consideration  of  the  mutual  premises,
representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

                    (a) The term  "Commission"  shall  mean the  Securities  and
               Exchange Commission and any successor agency.

                    (b) The terms  "register",  "registered" and  "registration"
               shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

                    (c) For purposes of this  Agreement,  the term  "Registrable
               Stock" shall mean (i) the Shares, (ii) any shares of the common stock of the Company, par value $.01 per share (the "Common Stock") issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, and (iii) any Common Stock issued by way of a stock split of the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (w) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement, (x) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act,
               (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

                    (d) The term  "Holder"  shall mean the  Shareholders  or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof, provided that the Shareholders or such transferee or assignee shall then own the Registrable Stock.

                    (e) The term "1933 Act"  shall  mean the  Securities  Act of
               1933, as amended.

                    (f) An  "affiliate  of such Holder"  shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of such Holder, or, in the case of a Holder that is a partnership, its partners.

                    (g) The term "Person" shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

                    (h) The term  "Requesting  Holders"  shall  mean a Holder or
               Holders of in the aggregate of at least a majority of the Registrable Stock.

                    (i) References in this  Agreement to any rules,  regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

               2.   Demand Registration.

                    (a) In the event the Holders are not  notified of the filing of a registration statement as provided in Section 4 of this Agreement within sixteen (16) months after the completion of an underwritten public offering by the Company of its securities ("Public Offering") (or commencing nine (9) months after the date of the closing of the Purchase Agreement if the Company does not effect a Public Offering prior to March 31, 1997), any Requesting Holders may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of Registrable Stock. In such event, the Company shall (x) within ten (10) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its best efforts to cause to be registered under the 1933 Act all Registrable Stock that the Requesting Holders and such other Holders have, within thirty (30) days after the Company has given such notice, requested be registered. Unless a majority in interest of the Holders requesting to participate in such registration shall consent in writing, no other party, including the Company (but excluding another Holder), shall be permitted to offer securities in connection with such registration.

                    (b) If the  Requesting  Holders  intend  to  distribute  the
               Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request pursuant to Section 2(a) above, and the Company shall include such information in the written notice referred to in clause (x) of Section 2(a) above. In such event, the Holder's right to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Requesting Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

                    (c) Notwithstanding any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this Section 2 advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Requesting Holders shall so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all such Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in the event of such limitation of the number of shares of Registrable Stock to be underwritten, the Holders shall be entitled to an additional demand registration pursuant to this Section 2. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Requesting Holders. The securities so withdrawn shall also be withdrawn from registration.

                    (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the Company's estimate of the date of filing such registration statement shall be made in good faith.

                    (e) The Company  shall be  obligated to effect and pay for a total of only one (1) registration pursuant to this Section 2, unless increased pursuant to Section 2(c) hereof; provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(e), unless (i) it has been declared effective by the Commission, (ii) if it is a shelf registration, it has remained effective for the period set forth in Section 3(b), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iv) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2(c) hereof.

               3. Obligations of the Company. Whenever required under Section 2 to use its best efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

                    (a) prepare and file with the Commission, not later than ninety (90) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requesting Holders copies of all such documents proposed to be filed, and (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                    (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (c) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

                    (d) use  its  best  efforts  to  register  or  qualify  such
               Registrable Stock under such other securities or blue sky laws of such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Stock owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                    (e) use its best  efforts  to cause  the  Registrable  Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;

                    (f) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading;

                    (g) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                    (h) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders as to such matters as such underwriters or the Requesting Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction;

                    (i) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

                    (j)  otherwise  use its  best  efforts  to  comply  with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

                    (k) use its best efforts to cause all such Registrable Stock to be listed on the New York Stock Exchange and/or any other securities exchange on which similar securities issued by the Company are then listed, or traded on the National Association of Securities Dealers Automated Quotations System, if such listing or trading is then permitted under the rules of such exchange or system, respectively.

               The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

               Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof.

               4. Incidental Registration. Commencing twelve (12) months after the completion of a Public Offering (on March 31, 1997 if the Company does not effect a Public Offering prior to March 31, 1997), if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty (40) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

               5.   Holdback Agreement - Restrictions on Public Sale by Holder.

                    (a) To the extent not inconsistent with applicable law, each
               Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

                    (b)  Restrictions  on Public Sale by the Company and Others.
               The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

               6. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one (1) counsel for the selling Holders shall be paid by the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

               7.   Indemnification and Contribution.

                    (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

                    (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 7(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

                    (c)  Conduct  of  Indemnification  Proceedings.  Any  Person
               entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                    (d) Contribution.  If for any reason the indemnity  provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    The  parties  hereto  agree  that it  would  not be just and equitable if contribution pursuant to this Section 7 (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    If  indemnification  is available  under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this
               Section 7.

                8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               9. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

               10. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registerable Stock may be transferred to any transferee of such Registrable Stock; provided that such transfer may otherwise be effected in accordance with

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

applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this
Section 10, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

               11.   Miscellaneous.

                    (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

                    (b) Remedies.  Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

                    (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

                    (d) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    (e) Governing Law. This  Agreement  shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

                    (f)  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    (g) Headings. The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

                    (h) Notices.  Any notice  required or  permitted  under this
               Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or
               (ii) to a Holder at the address therefor as set forth in the Company's records. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

                    (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                    (j) Entire  Agreement.  This  Agreement  is  intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    (k) Enforceability. This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of, or relating to, the Purchase Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                     ALL-COMM MEDIA CORPORATION

                                     By:_______________________
                                        Name:
                                        Title:

                                     400 CORPORATE POINTE
                                     SUITE 780
                                     CULVER CITY, CA 90230

                                        _______________________
                                           J. Jeremy Barbera

                                        _______________________
                                            Janet Sautkulis

                                        _______________________
                                            Robert M. Budlow



            STATEMENT OF DIFFERENCES
            ------------------------


The section mark shall be expressed as ........................ ss.